Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of McKesson Corporation, a Delaware corporation, does hereby constitute and appoint Britt J. Vitalone, Lori A. Schechter and Michele Lau such undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such undersigned and in his or her name, place and stead, in any and all capacities, to sign an Annual Report on Form 10-K for the fiscal year ended March 31, 2019, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

/s/ Brian S. Tyler	/s/ Donald R. Knauss
Brian S. Tyler Chief Executive Officer and Director (Principal Executive Officer)	Donald R. Knauss, Director

/s/ Britt J. Vitalone	/s/ Marie L. Knowles
Britt J. Vitalone Executive Vice President and Chief Financial Officer (Principal Financial Officer)	Marie L. Knowles, Director

/s/ Sundeep G. Reddy	/s/ Bradley E. Lerman
Sundeep G. Reddy Senior Vice President and Controller (Principal Accounting Officer)	Bradley E. Lerman, Director

/s/ Dominic J. Caruso	/s/ Edward A. Mueller
Dominic J. Caruso, Director	Edward A. Mueller, Director

/s/ N. Anthony Coles, M.D.	/s/ Susan R. Salka
N. Anthony Coles, M.D., Director	Susan R. Salka, Director

/s/ M. Christine Jacobs
M. Christine Jacobs, Director

Dated: May 15, 2019